Form 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Brookfield Global Listed Infrastructure Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	80-0736693
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Three World Financial Center

200 Vesey Street, 10th Floor

New York, New York 10281-1010

(Address of principal executive offices)

Copies to:

Jon Tyras, Esq.	Michael R. Rosella, Esq.
Brookfield Investment Management Inc.	Paul Hastings LLP
Three World Financial Center, 200 Vesey Street	75 East 55th Street
New York, New York 10281-1010	New York, New York 10022

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
Common Stock, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-174832.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1: Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.001 par value per share, of Brookfield Global Listed Infrastructure Income Fund Inc. (the “Registrant”).  A description of the Shares is contained under the heading “Description of Stock” in the prospectus included in the Registrant’s Registration Statement on Form N-2, as amended, which registration statement was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, on June 10, 2011 (Registration Nos. 333-174832 and 811-22570, respectively) (the “Registration Statement”), and such description is incorporated herein by reference.  In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2: Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 17th day of August, 2011.

Brookfield Global Listed Infrastructure
Income Fund Inc.

By:	/s/ Kim G. Redding
Name:	Kim G. Redding
Title:	President